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                                                                      EXHIBIT 11

                     DEXTERITY SURGICAL, INC. AND SUBSIDIARY

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (Unaudited)

                                                                    Three Months Ended June 30,       Six Months Ended June 30,
                                                                        2001            2000            2001            2000
                                                                    ------------    ------------    ------------    ------------
COMPUTATION OF BASIC LOSS PER SHARE:
      Net loss                                                      $   (698,230)   $ (1,390,346)   $ (1,532,549)   $ (2,287,671)
      Preferred Stock Dividends                                          (48,900)        (40,900)        (97,800)        (81,800)
                                                                    ------------    ------------    ------------    ------------
Net loss available for common stock shareholders                        (747,130)     (1,431,246)     (1,630,349)     (2,369,471)
                                                                    ============    ============    ============    ============

WEIGHTED AVERAGE SHARES OF COMMON STOCK
      OUTSTANDING USED FOR COMPUTATION                                11,521,492      11,237,151      11,521,492      10,750,331
                                                                    ============    ============    ============    ============

BASIC LOSS PER COMMON SHARE                                         $       (.06)   $       (.13)   $       (.14)   $       (.22)
                                                                    ============    ============    ============    ============
COMPUTATION OF DILUTED LOSS PER SHARE:
      Net loss                                                      $   (698,230)   $ (1,390,346)   $ (1,532,549)   $ (2,287,671)
      Interest on Convertible Debentures                            $    158,559    $     67,500    $    320,616    $    135,000
                                                                    ------------    ------------    ------------    ------------
           Net loss used for computation                            $   (539,671)   $ (1,322,846)   $ (1,211,933)   $ (2,152,671)
                                                                    ============    ============    ============    ============

Weighted average shares of common stock outstanding                   11,521,492      11,237,151      11,521,492      10,750,331
Weighted average incremental shares outstanding upon assumed
      conversion of options and other dilutive securities                167,898           5,280          86,571         118,001
Weighted average incremental shares outstanding upon
      assumed conversion of preferred stock                            1,727,922       1,310,897       1,727,922       1,345,410
Weighted average incremental shares outstanding upon assumed
      conversion of Convertible Debentures                             2,824,583       3,000,000       2,868,034       3,000,000
                                                                    ------------    ------------    ------------    ------------

WEIGHTED AVERAGE SHARES OF COMMON STOCK
      AND COMMON STOCK EQUIVALENTS OUTSTANDING
      USED FOR COMPUTATION                                            16,241,895      15,553,328      16,204,019      15,213,742
                                                                    ============    ============    ============    ============

DILUTED LOSS PER COMMON SHARE AND COMMON
      SHARE EQUIVALENTS(a)                                          $       (.03)   $       (.09)   $       (.07)   $       (.14)
                                                                    ============    ============    ============    ============

      (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-B although it is not required by SFAS No. 128 because it is antidilutive. As a result, it is not the amount reflected on the statements of operations.


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